UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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eOn Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 28, 2007

To Our Stockholders:

The Board of Directors joins me in extending to you a cordial invitation to attend the 2007 Annual Meeting of Stockholders of eOn Communications Corporation. The Annual Meeting will be held at our office located at 185 Martinvale Lane, San Jose, CA 95119 at 4:00 PM local time on January 17, 2008.

In addition to voting on the matters described in this Proxy Statement, we will review our fiscal year 2007 results and discuss our plans for fiscal year 2008 and beyond. There will be an opportunity to discuss matters of interest to you as a stockholder.

We hope many eOn Communications Corporation stockholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any stockholder attending the Annual Meeting may vote in person even if a proxy has been returned.

We hope that you will be able to attend the Annual Meeting, and we look forward to seeing you.

Sincerely,

David S. Lee Chairman of the Board

185 Martinvale Lane • San Jose, CA 95119

408-694-9500 • 408-694-9608 Fax www.eoncommunications.com

EON COMMUNICATIONS CORPORATION

185 MARTINVALE LANE

SAN JOSE, CALIFORNIA 95119

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 17, 2008

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2007 Annual Meeting of Stockholders of eOn Communications Corporation (the “Corporation”) will be held at 185 Martinvale Lane, San Jose, CA 95119, at 4:00 PM on January 17, 2008, for the following purposes:

(1)	To elect two Class II directors to serve on the Corporation’s Board of Directors for a term of three years or until his/her successor is elected and qualified;

(2)	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm; and

(3)	To transact any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

Only stockholders of record at the close of business on November 20, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder during usual business hours ten days prior to the meeting date at the principal offices of the Corporation located at 185 Martinvale Lane, San Jose, CA 95119.

By Order of the Board of Directors,

eOn Communications Corporation

Gloria Lee

Corporate Secretary

San Jose, California

November 28, 2007

Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the Annual Meeting. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

EON COMMUNICATIONS CORPORATION

185 MARTINVALE LANE

SAN JOSE, CALIFORNIA 95119

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 17, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the 2007 Annual Meeting of Stockholders to be held on January 17, 2008 for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about December 4, 2007.

The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Corporation at 185 Martinvale Lane, San Jose, CA 95119, in writing of such revocation prior to the Annual Meeting. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith, provided the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors as stated on the proxy form and in this Proxy Statement.

The recommendations of the Board of Directors with respect to voting on each scheduled item of business at the Annual Meeting are set forth in this Proxy Statement. In summary, the Board recommends that stockholders vote:

•	For the election of the two nominated Class II directors to serve on the Corporation’s Board of Directors for a term of three years or until his/her successor is elected and qualified;

•	For the ratification of appointment of GHP Horwath, P.C. as our independent registered public accounting firm; and

•

Any other item of business that properly comes before the Annual Meeting, the proxy holders will vote the shares of Common Stock represented by valid proxies as recommended by the Board of Directors or, if no recommendation is given, as they may determine in their own discretion.

The proxy solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, directors and regular employees of the Corporation personally, by telephone or by facsimile. The Corporation does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Corporation may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Corporation.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of the 13,585,794 outstanding shares of Common Stock at the close of business on the record date, November 20, 2007, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

The presence in person or representation by proxy of a majority of the outstanding shares of Common Stock as of the record date at the Annual Meeting will constitute a quorum, thereby permitting the stockholders to conduct their business at the Annual Meeting.

The election of directors will be determined by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.

Each other item of business that properly comes before the Annual Meeting, will be determined by the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted on the matter. Under Delaware law, abstentions are counted for the purpose of determining whether there is a quorum and, being shares entitled to vote, are counted in the determination of voting results.

In general, if a stockholder holds shares of Common Stock in “street name” through a broker or other nominee, and if the broker or other nominee is not instructed or otherwise empowered to vote the stockholder’s shares at a meeting with respect to a particular matter, then the stockholder’s shares will constitute “broker non-votes” as to such matter. Under Delaware law, broker non-votes are counted for the purpose of determining whether there is a quorum; however, because they reflect the withholding of voting power on a specified matter, they are not shares entitled to vote and thus are not counted in the determination of voting results. As a practical matter, there will be no “broker non-votes” at the Annual Meeting, because the nature of the matters to be acted upon by the Corporation’s stockholders at the Annual Meeting is such that the brokers or other nominees will have discretion to vote the stockholder’s shares even in the absence of express instructions from the stockholders.

At the Annual Meeting votes will be counted by, a representative of Broadview Investor Communication Solutions, the Corporation’s independent Inspector of Election. Such representative will process the votes cast by the stockholders, will make a report of inspection and count of the votes cast by the stockholders, and will certify as to the number of votes cast on each proposal.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of five directors divided into three classes designated Class I, Class II, and Class III. A single class of directors is elected each year at the Annual Meeting. Subject to transition provisions, each class of directors serves until the third Annual Meeting of stockholders after his/her election or until a successor has been elected and duly qualified. Two Class II directors will be elected at the Annual Meeting.

The persons named in the accompanying form of proxy will vote the shares represented by all valid proxies, which are received for the election of the nominees hereinafter named, unless the authority to do so is withheld on the proxy. The two nominees for the Class II directors are presently serving in such capacity.

Management has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying form of proxy to vote for another nominee selected by the Board of Directors in accordance with their best judgment.

The following descriptions set forth certain information, as of October 31, 2007, about each director, including each person’s business experience for the past five years. There is no family relationship between any of the directors or executive officers of the Corporation.

NOMINEES FOR CLASS II DIRECTORS

ROBERT P. DILWORTH, age 66, became a director of eOn in 1998. He served on the board of Metricom Inc., a wireless data communications company, and was its President from 1987 to 1997, its Chief Executive Officer from 1987 to 1998, and its Chairman from 1997 to 2000. Mr. Dilworth also serves as Chairman of GraphOn Corporation, a computer software company. Mr. Dilworth received a B.S. from Los Angeles State University.

DAVID S. LEE, age 70, became the Chairman of the Board of eOn in 1991 and became President and Chief Executive Officer in November 2003. Previously Mr. Lee served as Chief Executive Officer from May 2000 through August 2001. Mr. Lee is a director of iBasis, Inc., a telecommunications company and Linear Technology Corporation, a semiconductor company. Mr. Lee also is a director of Symbio Group, a leader in software outsourcing and is a Senior Advisor to Silver Lake Partners, a private equity firm. Mr. Lee served as a Regent for the University of California from 1994—2006. Mr. Lee was also a member of the President’s Council on the 21st Century Workforce, appointed by President George W. Bush, Jr. From 1985 to 1988, Mr. Lee was President and Chairman of Data Technology Corporation, a computer peripheral company. Prior to 1985, he was Group Executive and Chairman of the Business Information Systems Group of ITT Corporation, a diversified company, and President of ITT Qume, formerly Qume Corporation, a computer systems peripherals company. In 1973, Mr. Lee co-founded Qume Corporation and was its Executive Vice President until the company was acquired by ITT Corporation in 1978. Mr. Lee received an M.S. from North Dakota State University and a B.S. and an honorary doctorate from Montana State University.

CLASS III DIRECTOR WHOSE TERM EXPIRES IN 2008

W. FRANK KING, age 68, became a director of eOn in 1998. Mr. King is a director of Concero, a software integration consulting firm, and was its President and Chief Executive Officer from 1992 to 1998. He is also a director of iBasis, Inc., a telecommunications company; Aleri Inc., a software company; Perficient Inc., a professional services company; and NMS Communications, a telecommunications company. Dr. King earned a Ph.D. from Princeton University, an M.S. from Stanford University and a B.S. from the University of Florida.

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2009

STEPHEN R. BOWLING, age 65, became a director of eOn in 1993 and Chief Financial Officer in November 2003. From 1994 to 1997, he was the President of eOn and, from 1994 to 1998, he was the Chief Executive Officer of eOn. In 1993, Mr. Bowling became a director of Cortelco Systems Holding Corporation. He was the President and Chief Executive Officer of Cortelco Systems Holding Corporation from 1993 to April 2004. Mr. Bowling received an M.B.A. from Stanford University and a B.A. from Williams College.

FREDERICK W. GIBBS, age 75, became a director of eOn in 2002. In 1988, Mr. Gibbs founded Mulberry Hill Enterprises, a consulting firm specializing in telecommunications and electronics, business acquisition analysis, and international business. Previously, Mr. Gibbs served in various management and consultant roles for International Telephone and Telegraph Corporation (ITT) over a 23 year period, including Executive Vice President of ITT and Senior Group Executive of Telecommunications and Electronics, a division of ITT Corporation. Mr. Gibbs also served on the boards of CMC Industries and ACT Manufacturing. Currently, Mr. Gibbs is a practicing attorney. Mr. Gibbs earned a B.A. from Alfred University and a J.D. from Rutgers University.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During fiscal year 2007, 8 meetings of the Board of Directors were held. Each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the year. The Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, the members of which are appointed by the Board of Directors. The Board of Directors established an independent Committee of the Board of Directors, which met 1 time during fiscal year 2007, for the purpose of negotiating the potential acquisition of Cortelco Systems Holding Corporation. The Board of Directors has determined that directors Dilworth, King and Gibbs are “independent directors” as defined in Rule 4200 of the Nasdaq Stock Market. These three directors are the members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, as discussed below.

Audit Committee

The Audit Committee consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope and results of the audit engagement, approves the fees for the auditors, reviews and evaluates eOn’s internal control functions, and reviews all potential conflict of interest situations. See “Certain Transactions.” The Audit Committee has adopted a written charter in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, which is attached as Appendix A. The Board of Directors has determined that Mr. Dilworth is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-B. The Audit Committee met 4 times during fiscal year 2007.

Compensation Committee

The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The Compensation Committee reviews, determines, and establishes the salaries, bonuses and other compensation of the Corporation’s executive officers and administers the Corporation’s Equity Incentive Plans in which executive officers and other key employees participate. The Compensation Committee met 1 time during fiscal year 2007.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “CGN Committee”) consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The CGN Committee has the responsibility for matters relating to the organization and membership of the board of directors and for issues relating to the companies corporate governance. The Corporate Governance and Nominating Committee did not meet during fiscal year 2007.

The CGN Committee does not have a separate charter. The Board of Directors will consider all potential candidates for nomination by the Board of Directors for election as directors who are recommended by the Company’s stockholders, directors, officers and employees. All director recommendations must be made in accordance with the provisions of Section 5(b) of our bylaws. All director recommendations should be sent to the CGN Committee, c/o Corporate Secretary. The CGN Committee will screen all potential director candidates in the same manner, regardless of the source of the recommendation. The CGN Committee’s review typically will be based on the written materials provided with respect to a potential director candidate. The CGN Committee will evaluate and determine whether a potential candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

The Board of Directors has adopted the following series of minimum qualifications and specific qualities and skills for our directors, which will serve as the basis upon which potential director candidates are evaluated by the CGN Committee:

•	Directors should possess the highest personal and professional ethics, integrity and values.

•	Directors should have expertise and experience at policy-making levels in areas that are relevant to our business.

•	Directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of our business.

•	Directors should be committed to representing the long-term interests of our stockholders.

•

Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

•	Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

Compensation of Directors

Salaried officers of the Corporation or its subsidiaries do not receive additional compensation for serving as members of the Board of Directors. No additional compensation is paid if a full-time officer serves on any committee of the Board of Directors.

Annual cash payments of $15,000 are paid to each non-employee serving as a member of the Board of Directors. Directors are also entitled to reimbursement of expenses incurred to attend meetings. Non-employees serving as members of the Board of Directors are eligible to receive stock option grants under the eOn Communications Corporation 1999 Equity Incentive Plan (the “1999 Plan”), which was adopted by the Board of Directors and approved by a majority of stockholders in April 1999. As of October 31, 2007, there were three non-employee directors eligible to participate in the 1999 Plan: Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. During fiscal year 2007, there were no options to purchase common stock issued to non-employee directors.

In order to recruit and retain qualified directors, the Board’s intent is to make annual grants of stock options to each director. Exercise prices will be equal to the fair market value on the date of grant. Each stock option will become exercisable one year following the date of grant and expire ten years from the date of grant. Options granted under the 1999 Plan to directors may be exercised only if the holder has been in continuous service on the Board of Directors at all times since the date of the grant of the option.

Stockholder Communications

Stockholders may communicate with the Board of Directors or any individual director regarding any matter relating to the Corporation that is within the responsibilities of the Board of Directors. Stockholders, when acting solely in such capacity, should send their communications to the Board of Directors or an individual director c/o Corporate Secretary, 185 Martinvale Lane, San Jose, CA 95119. The Corporate Secretary will discuss with the Chairman of the Board or the individual director whether the subject matter of a stockholder communication is within the responsibilities of the Board of Directors. The Corporate Secretary will forward a stockholder communication to the Chairman of the Board or individual director if such person determines that the communication meets this standard.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Corporation’s directors and executive officers and the beneficial owners of more than 10% of the outstanding shares of the Corporation's common stock (the “Reporting Persons”) file initial reports of, and subsequent reports of changes in, beneficial ownership of the common stock with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required to furnish the Corporation with copies of all Section 16(a) reports filed with the SEC. Based solely on the Corporation’s review of the copies of such reports and written representations from certain Reporting Persons furnished to the Corporation, the Corporation believes that the Reporting Persons complied with all applicable Section 16(a) filing requirements during fiscal year 2007.

The Company has adopted a Code of Ethics that applies to all employees. A copy of this Code of Ethics is posted on our investor relations website—investor.eoncc.com.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE TWO NOMINEES FOR CLASS II DIRECTORS LISTED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2008. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes such a change would be in the best interests of the Corporation and its stockholders. A representative of GHP Horwath, P.C. is expected to be available at the Annual Meeting to respond to appropriate questions and may make a statement if he or she so desires.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Audit Fees represent aggregate fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements and for reviews of the financial statements included in our Quarterly Reports on Form 10-QSB. The aggregate fees billed for professional services rendered for the audit and review of the Company’s annual financial statements for the years ended July 31, 2007 and 2006, were $118,000 and $114,000, respectively.

Audit Related Fees

Audit Related Fees represent aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not included under the caption “Audit Fees” above. There were no audit related fees billed by GHP Horwath, P.C. for fiscal years ended 2007 or 2006.

Tax Fees

Tax Fees represent aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning. There were no tax fees billed by GHP Horwath, P.C. for fiscal years ended 2007 or 2006.

All Other Fees

All Other Fees represent aggregate fees billed for all other products and services provided by the principal accountant not otherwise disclosed above. There were no fees from GHP Horwath, P.C. for services rendered to the Company, other than for services described above, for the years ended July 31, 2007 or 2006.

The audit committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent auditor. Under this policy, any audit or non-audit service performed by the independent auditor must receive either specific or general pre-approval by the audit committee. Specific pre-approval is the action whereby the audit committee explicitly pre-approves the engagement of the independent auditor to perform specific audit or non-audit services. General pre-approval entails the pre-approval of the engagement of the independent auditor to perform services pursuant to pre-approval policies and procedures established by the audit committee that are detailed as to the specific types of services so pre-approved. Any service performed by the independent auditor that exceeds its pre-approved fee level must receive specific pre-approval by the audit committee. The audit committee, pursuant to this policy, approved all of the services provided by GHP Horwath P.C. during fiscal years 2007 and 2006.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2008.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the Corporation’s 2008 Annual Meeting of Stockholders must follow the procedures prescribed in the Corporation’s amended and restated bylaws and the SEC’s proxy rules. Proposals of stockholders to be presented at the Corporation’s 2008 Annual Meeting of Stockholders (other than those submitted for inclusion in the Corporation’s proxy materials pursuant to rule 14a-8 of the SEC’s proxy rules) must be received by the Corporation (attention: Secretary) no earlier than September 19, 2008 and no later than October 19, 2008. Proposals of stockholders pursuant to Rule 14a-8 of the SEC’s proxy rules that are intended to be presented at the Corporation’s 2008 Annual Meeting of Stockholders must be received by the Corporation (attention: Secretary) no later than July 31, 2008, to be included in the Corporation’s proxy materials relating to that meeting.

STOCK OWNERSHIP

The following table sets forth information regarding beneficial ownership of the Corporation’s Common Stock as of October 31, 2007, by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (2)
David S. Lee 14000 Tracy Court Los Alto Hills, CA 94022	3,739,734	(1)	27.18%

(1)	Consists of 3,162,929 shares held directly, 222,990 shares held by the Lee Family Trust, 175,983 shares held by Cortelco Systems Puerto Rico, and 170,832 shares issuable upon the exercise of options that will become exercisable within 60 days of October 31, 2007. Mr. Lee is the trustee of the Lee Family Trust and is the principal stockholder of Cortelco Systems Puerto Rico.
(2)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 13,585,794 outstanding shares of common stock as of October 31, 2007, plus the shares of common stock that the person has the right to acquire as of such date or within 60 days thereafter.

Set forth on the following page is information as of October 31, 2007, regarding the shares of the Corporation’s Common Stock beneficially owned by each director and nominee, each executive officer of the Corporation, and all directors and executive officers of the Corporation as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.

Name and Address of Beneficial Owner	Principal Position	Number of Shares Beneficially Owned		Percent of Class (8)
David S. Lee	President and Chairman of the Board	3,739,734	(1)	27.18%
Stephen R. Bowling	Chief Financial Officer, Secretary and Director	136,492	(2)	*
Mitch Gilstrap	Vice President, Chief Operating Officer	88,666	(3)	*
Vijay Sharma	Chief Technology Officer	251,562	(4)	*
Robert P. Dilworth	Director	138,776	(5)	*
Frederick W. Gibbs	Director	88,749	(6)	*
W. Frank King	Director	148,776	(7)	*
All Directors and executive officers as a group (7 persons)		4,592,755		31.75%

*	Less than one percent.
(1)	Consists of 3,162,929 shares held directly, 222,990 shares held by the Lee Family Trust, 175,983 shares held by Cortelco Systems Puerto Rico, and 170,832 shares issuable upon the exercise of options that will become exercisable within 60 days of October 31, 2007. Mr. Lee is the trustee of the Lee Family Trust and is the principal stockholder of Cortelco Systems Puerto Rico.
(2)	Consists of 32,743 shares held directly and 103,749 shares issuable upon the exercise of options that will become exercisable within 60 days of October 31, 2007.
(3)	Consists of 88,666 shares issuable upon the exercise of options that will become exercisable within 60 days of October 31, 2007.
(4)	Consists of 100,000 shares held directly, 75,000 warrants to purchase common stock, and 76,562 shares issuable upon the exercise of options that will become exercisable with 60 days of October 31, 2007.
(5)	Consists of 138,776 shares issuable upon the exercise of options that will become exercisable within 60 days of October 31, 2007.
(6)	Consists of 88,749 shares issuable upon the exercise of options that will become exercisable within 60 days of October 31, 2007.
(7)	Consists of 10,000 shares held directly and 138,776 shares issuable upon the exercise of options that will become exercisable within 60 days of October 31, 2007.
(8)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 13,585,794 outstanding shares of common stock as of October 31, 2007, plus the shares of common stock that the person has the right to acquire as of such date or within 60 days thereafter.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy. We compensate our executives through a mix of base salary, performance incentive bonuses, long-term equity incentives, and employee benefits and perks designed to:

•	Attract and retain high caliber executives and motivate them to achieve superior performance for the benefit of our stockholders;

•	Motivate our executives to achieve our key strategic and financial performance measures; and

•	Enhance the incentives for executives to increase our stock price and maximize stockholder value.

A portion of executive officers’ compensation potential on an annual basis is at risk based on our performance. If our performance does not meet the criteria established by the Compensation Committee, incentive compensation will be adjusted accordingly. The Compensation Committee of the Board of Directors oversees our general programs of compensation and benefits for all employees and determines the compensation of our executive officers and directors. Our compensation setting process consists of establishing a base salary, a targeted, performance incentive bonus, and long-term equity compensation for each executive. We design the performance incentive bonus compensation to reward executives as a group linking this compensation to revenue and earnings growth targets as well as certain other corporate objectives. Other employees may be rewarded with performance incentive bonus compensation for achieving specific operational goals within areas under their control, although company-wide performance is also a factor.

The total cash compensation (i.e., base salary plus performance incentive bonus) paid to our executive officers is intended to be competitive with the total cash compensation paid to executive officers in similar positions at companies engaged primarily in the communications industry with revenues similar to ours, as well as comparable to other companies with performance similar to ours. The Compensation Committee reviews the targeted total compensation (i.e., the aggregate level of compensation that we will pay if performance goals are fully met) to ensure the total compensation is aligned with our goals of comparability and performance. We also provide our executives with a variety of other benefits that we make available generally to all salaried employees.

The Role of the Compensation Committee. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In determining the appropriate level of compensation and the total compensation package, the Compensation Committee reviews a variety of sources to determine and set compensation.

The Compensation Committee reviews the performance and determines the compensation for our executive officers annually. Our CEO assists the Compensation Committee by providing annual recommendations regarding the compensation of all other executives. Each named executive officer and other senior executive management team members, in turn, participates in annual performance reviews with the CEO to provide input about their contributions to our success for the period being assessed. The performance of our CEO and executive management team as a group is reviewed annually by the Compensation Committee.

Total Compensation. The total compensation package offered to each executive officer is comprised of four elements which are described in more detail below:

•	Base salary;

•	Performance incentive bonus;

•	Long-term equity incentive awards; and

•	Employee benefits and perks.

To determine whether our executive compensation is comparable to our competitors and other companies with performance similar to ours, the Compensation Committee reviews the compensation of our executives and similar companies, taking into consideration the company’s size, industry, and geographic locality, as well as the comparable executive’s level of responsibility, and years of experience.

The overall result of this review provides a base point for the analysis of the Compensation Committee. We look at a number of other factors, including the total compensation, the median, mean, minimum, and maximum for each executive officer position. We strongly believe in retaining the best talent among our executive management team. In the case of our CEO, we considered our performance since he was employed, and the anticipated level of difficulty of replacing him with someone of comparable experience and skill.

Base Salaries. We want to provide our executives with a level of assured cash compensation in the form of base salary to compensate them for the services they provide and their level of professional experience and knowledge. The Compensation Committee considers the input of the CEO with respect to the base salaries of our other executive officers. The Compensation Committee reviews senior management compensation at least annually. In establishing base salaries, we seek relevant compensation information including (1) the scope of the position; (2) the responsibilities; (3) the experience and length of service with our Company, the industry, and the community; (4) efforts and performance; (5) team building skills; (6) the observance of our ethics and compliance programs; (7) the salaries paid by competitive companies to officers in similar positions; and (8) the base salaries paid to our other executive officers. Increases in base salary from year to year are based upon the performance of the executive officers as well as market positioning considerations, as assessed by the CEO and reviewed and approved by the Compensation Committee. The Compensation Committee assesses these factors with respect to the CEO. The Compensation Committee determines the compensation of the CEO. The base salaries of our named executive officers are set forth below.

Name	Annual Base Salary as of July 31, 2007	Annual Base Salary effective October 31, 2007
David S. Lee	$165,000	$165,000
Stephen R. Bowling	225,000	225,000
Vijay Sharma	200,000	200,000
Mitch Gilstrap	135,000	135,000

These salaries reflect levels that the Compensation Committee concluded were appropriate based upon its general experience.

Performance Incentive Bonus. We implemented an Executive Incentive Plan (the Bonus Plan) for all of our officers, including executive officers, in 2006. The Bonus Plan, which is administered by the Compensation Committee, provides that each year the Compensation Committee will establish a method for determining the total amount of performance incentive bonuses available to be paid to all officers under the Bonus Plan (bonus pool). The bonus pool is established based upon specific measures of our financial performance, which may include sales, operating income, pre-tax income, net income, and earnings per share. For 2007, the bonus pool was established based upon our performance relative to a specific operating income target. The Compensation Committee selected this specific operating income target to align management’s objectives with the interests of our stockholders. The Compensation Committee, in its sole and absolute discretion, may determine the amount of each officer’s actual performance incentive bonus portion of bonus pool earned under the Bonus Plan. For fiscal year 2007, no bonus was earned.

Equity Compensation. We may grant long-term, equity-based incentive awards to our executive officers under our 1999 and 2001 Equity Incentive Plans, as amended and restated (the Equity Incentive Plans). Under the Equity Incentive Plans, which are administered by the Compensation Committee, we may grant awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses. Based on an assessment of competitive factors, we determine an award that is suitable for providing an adequate incentive for the performance and retention of each executive officer.

Our prevailing practice has been to award stock options in order to closely align the interests of the executive officers with those of our stockholders. To encourage retention, the stock options may be granted with a vesting period of one or more years. We have taken the position that stock options should be granted with an exercise price that is equal to the fair market value of the common stock on the grant date, which is calculated as the average of the highest and lowest reported sale prices on the trading day immediately prior to the grant date. The actual value of stock option compensation, therefore, depends on the market value of the common stock increasing after the grant date.

Guidelines for the number of equity incentive awards granted to each executive officer are determined using a procedure approved by the Compensation Committee based upon several factors, including the executive officer’s level of responsibility, salary, performance, and the value of the stock at the time of grant. We determine the fair market value based upon the ending price of the stock on the day prior to the grant date. With the exception of promotions and new hires, we generally make these awards at the first meeting of the Compensation Committee each year following the availability of the financial results for the prior year. This timing was selected because it enabled us to consider our prior year performance and the potential recipients and our expectations for the current year. The awards also are made as early as practicable in the year in order to optimize the time-period for the incentives associated with the awards. The Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

Each grant allows the officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to 10 years. Option awards will provide a return to the executive officer only if the market price of the shares appreciates over the term of the award.

Other Elements of Compensation and Perks. In order to attract and retain employees while paying market levels of compensation, we provide our executives and other employees the following benefits and perks.

Medical Insurance. We provide to each executive officer and the executive officer’s spouse and children such health, dental and vision insurance coverage as we may from time to time make available to our other employees. We pay a portion of the premiums for this insurance for all employees.

Life and Disability Insurance. We provide to each executive officer such disability and/or life insurance as we, in our sole discretion, may from time to time make available to our other executive employees of the same level of employment.

Defined Contribution Plan. We offer the Section 401(k) Savings/Retirement Plan (the 401(k) Plan), a tax-qualified retirement plan, to our eligible employees. Under the provisions of the plan, all participants may contribute up to 60% of their compensation, subject to limitations established by the Internal Revenue Service. We may contribute a matching contribution of not less that 50% of the employee contributions up to 6% of the employees compensation. We may also provide special discretionary contributions equal to a percentage of an employee’s annual compensation and/or an amount determined by management.

Stock Purchase Plan. Our 1999 Employee Stock Purchase Plan (ESPP), which qualifies under Section 423 of the Internal Revenue Code, permits participants to purchase our common stock on favorable terms. ESPP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the plan period or the stock price on the last day of the plan period, whichever is lower. The purchase dates occur on the last business day of August and February of each year. To pay for the shares, each participant may authorize periodic payroll deductions from their cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in a period are automatically applied to the purchase of common stock on that period’s purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date.

Other. We make available certain other perks or fringe benefits to executive officers and other employees, such as tuition reimbursement, travel insurance, professional society dues and food and recreational fees incidental to official company functions, including board meetings.

Severance Benefits. We believe that companies should provide reasonable severance benefits to employees. With respect to named executive officers, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. In the event of the termination of our named executive officers’ employment, the post-employment pay and benefits, if any, to be received by the executive officer will vary according to the basis for their termination.

Effective July 1, 2006, we entered into a severance agreement with Vijay Sharma, our Chief Technology Officer. Under the agreement, in exchange for certain releases and covenants by Mr. Sharma, we agreed to provide him with severance consisting of (a) his base salary for up to 12 months after his termination at his base salary on the termination date (such payments would be reduced or eliminated if Mr.Sharma becomes employed by another company prior to the end of the 12 months period), (b) the base salary equivalent of his earned and unused vacation, (c) paid continuation coverage under our group medical, dental and vision insurance plans for a period of 12 months after his termination, (d) professional outplacement services, and (e) legal costs for review of the agreement.

Compensation of Chief Executive Officer. Prior to January 2007, our CEO elected not to receive a base salary, on January 1, 2007, we began paying him an annual base salary of $165,000.

Board Process. The Compensation Committee of the Board of Directors approves all compensation and awards to executive officers. The Compensation Committee reviews the performance and compensation of the CEO. For the remaining executive officers, the CEO makes recommendations to the Compensation Committee that are subject to their review and approval. With respect to equity compensation awarded to others, the Compensation Committee grants restricted stock, generally based upon the recommendation of the CEO, and has delegated option and restricted stock granting authority to the CEO for employees who are not officers.

EXECUTIVE COMPENSATION

Summary Compensation Information

The table below sets forth summary compensation information for our principal executive officer, our principal financial officer and our two other most highly compensated executive officers who were serving in such capacities on July 31, 2007, who we refer to collectively as our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary	Bonus		Option Awards (1)		Non-Equity Incentive Plan Compensation (2)		All Other Compensation (3)	Total Compensation
David S. Lee (4) Chairman of the Board and Chief Executive Officer	2007 2006	$95,192 —	$	— 10,000	$	— 60,402	$	— —	$9,140 —	$104,332 70,402

Stephen R. Bowling Chief Financial Officer	2007 2006	225,000 225,000		— 10,000		— 60,402		— —	4,125 3,386	229,125 298,788

Vijay Sharma (5) Chief Technology Officer	2007 2006	200,000 104,000		— 50,000		— —		— —	2,029 1,819	202,029 155,819

Mitch Gilstrap Vice President; Chief Operating Officer	2007 2006	135,000 135,000		— 28,305		— —		— —	2,153 2,165	137,153 165,470

(1)	The amount in the Options Awards column represents the grant date fair value of the awards issued during the fiscal year. During fiscal year 2007, there were no options issued to the Named Executive Officers as compensation.
(2)	The amounts in the Non-Equity Incentive Plan Compensation column represent amounts earned by each Named Executive Officer under the fiscal year 2007 Bonus Plan.
(3)	The amounts in the All Other Compensation column are more fully described in the table under “All Other Compensation—Supplemental.”
(4)	Prior to January 1, 2007, Mr. Lee elected to receive a director fee in lieu of a salary. On January 1, 2007, the Company began paying Mr. Lee an annual base salary of $165,000.
(5)	Mr. Sharma was appointed the Chief Technology Officer on October 23, 2006.

See Compensation Disclosure and Analysis above for a complete description of compensation plans pursuant to which the amounts listed under Summary Compensation Table were paid or awarded and the criteria for such payment.

All stock options vest and become exercisable upon a change in control, as defined in the Equity Incentive Plans.

All Other Compensation—Supplemental

The table below sets forth other compensation information during fiscal ear 2007 for our Named Executive Officers.

Name and Principal Position	401K	Insurance Premiums	Director Fees		Total All Other Compensation
David S. Lee	$—	$1,640	$7,500	(1)	$9,140
Stephen R. Bowling	2,000	2,125	—		4,125
Vijay Sharma	1,615	414	—		2,029
Mitch Gilstrap	2,000	153	—		2,153

(1)	Prior to January 1, 2007, Mr. Lee elected to receive a director fee in lieu of a salary.

Grant of Plan-Based Awards

During fiscal year 2007, no options to purchase common stock were issued to Named Executive Officers as compensation.

Outstanding Equity Awards

The table below sets forth information regarding the outstanding equity awards held by our Named Executive Officers as July 31, 2007.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration Date
David S. Lee	5,000 5,000 5,000 5,000 5,000 85,415 50,000	— — — — — 14,585 —	(1)	$ $ $ $ $ $ $	11.578 1.000 0.680 1.000 1.930 3.270 1.430	4/5/2010 5/22/2011 5/22/2012 5/20/2013 7/30/2013 2/24/2014 6/14/2016

Stephen R. Bowling	5,000 5,000 5,000 5,000 5,000 25,624 50,000	— — — — — 4,376 —	(2)	$ $ $ $ $ $ $	11.578 1.000 0.680 1.000 1.930 3.270 1.430	4/5/2010 5/22/2011 5/22/2012 5/20/2013 7/30/2013 2/24/2014 6/14/2016

Mitch Gilstrap	10,000 459 5,000 15,626 25,000 29,041	— — — — — 4,959	(3)	$ $ $ $ $ $	1.500 0.530 1.140 0.680 1.930 3.270	2/26/2011 9/21/2011 1/14/2012 5/22/2012 7/30/2013 2/24/2014

Vijay Sharma	18,750 50,000	56,250 —	(4) (5)	$ $	1.220 0.940	7/12/2016 7/13/2017

(1)	These options fully vest and become exercisable on February 24, 2008.
(2)	These options fully vest and become exercisable on February 24, 2008.
(3)	These options fully vest and become exercisable on February 24, 2008.
(4)	These options fully vest and become exercisable on July 12, 2010.
(5)	These options were issued in conjunction with the acquisition of Aelix Systems, Inc. and were fully vested at the time of issuance.

Option Exercises During Fiscal Year 2007

During fiscal year 2007, there were no stock option exercises by our Named Executive Officers.

DIRECTOR COMPENSATION

We compensate our directors for their services as members of the Board of Directors and committees with a combination of annual retainers and stock options. Directors who are not employees are eligible to receive compensation for their services as directors, while directors who are employees of the Company are ineligible to receive separate director compensation. The following table sets forth a summary of compensation we paid to our non-employee directors for fiscal year 2007.

Name	Fees Earned Or Paid in Cash		Option Awards (1)	Total
Robert P. Dilworth	$15,000		$—	$15,000
Frederick W. Gibbs	15,000		—	15,000
W. Frank King	15,000		—	15,000
David Lee	7,500	(2)	—	7,500

(1)	During fiscal year 2007, there were no options to purchase common stock issued to the directors listed.
(2)	Prior to January 1, 2007, Mr. Lee elected to receive a director fee in lieu of a salary.

Eligible directors are paid a quarterly retainer of $3,750. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees. In addition, eligible directors are periodically awarded options to purchase stock, at the discretion of the Board of Directors.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation. During fiscal year 2007, the Audit Committee met 4 times.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors their independence from the Corporation and its management.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Corporation for the fiscal year ended July 31, 2007, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

In connection with the standards for independence of the Corporation’s independent accountants promulgated by the Securities and Exchange Commission, during the Corporation’s 2007 fiscal year the Audit Committee considered in advance of the provision of any non-audit services by the Corporation’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Corporation’s independent accountants.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with the independent accountants their independence.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended July 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment, subject to stockholder approval, of GHP Horwath, P.C. as the Corporation’s independent auditors and the Board concurred in such recommendation.

The Audit Committee of the Board

Robert P. Dilworth, Chairperson

W. Frank King

Frederick W. Gibbs

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the securities authorized for issuance under the Corporation’s equity compensation plans as of July 31, 2007.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under plan
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	128,383	$4.33	—
1999 Equity Incentive Plan	1,323,682	$3.28	174,097
1999 Employee Stock Purchase Plan	15,665	$0.66	364,778
Equity compensation plans not approved by security holders:
2001 Equity Incentive Plan	201,492	$1.37	262,563

TOTAL	1,669,222	$3.10	801,438

The 2001 Equity Incentive Plan contains provisions similar to the 1999 Equity Incentive Plan, with the notable exception that grants to officers and directors are prohibited.

CERTAIN TRANSACTIONS

Cortelco International, Inc. and Cortelco Systems Holding Corporation

Cortelco International, Inc. (“CII”) is a subsidiary of Cortelco Systems Holding Corporation (“CSHC”) and a supplier of Millenium and eQueue peripheral hardware. David Lee, the Company’s Chief Executive Officer, is a controlling shareholder of CSHC. Accounts payable are paid on thirty to sixty day terms. The following represent related party transactions for the each of the fiscal years ending July 31 (in thousands):

	2007	2006
Payable to CII
Balance at beginning of period	$71	$51
eNterprise product line purchases from CII	1,264	278
Existing product line purchases from CII	673	594
Payments to CII	(1,708)	(852)

Balance at end of period	$300	$71

Cortelco Systems Puerto Rico

Cortelco Systems Puerto Rico (“CSPR”) was a wholly-owned subsidiary of the Company until August 28, 2001, when it was spun off to the shareholders of eOn. David Lee is a significant shareholder of CSPR. Since the spin-off, the Company has not had significant transactions with CSPR. CSPR had purchases from the Company totaling $9,000 during the fiscal year ending July 31, 2007.

Spark Technologies, Inc.

Aelix performs engineering development projects for Spark Technologies, Inc (“Spark”), a California company that is majority owned by David Lee, the Chief Executive Officer and major shareholder of eOn. On November 1, 2006, the Company entered into a professional services agreement with Spark. Under the terms of the agreement, Spark is charged based upon actual personnel, actual operating costs and allocated general overhead based upon pro rata head count, plus a margin of 10% for these services. Prior to this agreement, under the terms of an engineering development agreement, Aelix billed Spark for personnel and operating costs directly attributable to engineering work on Spark projects and allocated general overhead based upon pro rata head count. The following represent related party transactions for each of the fiscal years ending July 31 (in thousands):

	2007	2006
Receivable from Spark
Balance at beginning of period	$27	$19
Aelix engineering development	759	401
Payments received from Spark	(678)	(393)

Balance at end of period	$108	$27

	2007	2006
Payable to Spark
Balance at beginning of period	$1	$106
Deposit received from Spark	71	86
Engineering services received from Spark	—	18
eOn China engineering development	(35)	(187)
Payments to Spark	—	(22)

Balance at end of period	$37	$1

During July 2007, Spark gave notice of its intent to terminate the engineering development work performed by Aelix in India. As a result of this termination, the Company reduced the balance due from Spark by $26,000. This credit represents unamortized leasehold costs as of January 2008 and a facility lease deposit, offset by lost Aelix profits and rent through January 2008.

On March 31, 2006, the Company entered into an Acquisition Option Agreement (“the Agreement”) with Spark Technology, Inc. Spark designs and markets accessories for wireless telephones. Its primary product, CellStik™, is a small memory device that allows the user to backup, enter, edit and transfer their cell phone contacts. Under the terms of the Agreement, the Company converted notes receivable of $300,000 to 300,000 shares or 3% of Spark Common Stock and has the option to purchase all remaining outstanding Spark Common Stock, including options, by issuing 8,665,000 shares of the Company’s common stock. The Company will have the right to give notice of its intent to exercise this option at any time between September 30, 2007 and March 31, 2008. The eOn Board of Directors will continue to monitor Spark’s operations and complete its due diligence process prior to granting approval of the option exercise. After such notice of exercise, the Company will file a Form S-4 with the Securities and Exchange Commission and seek the approval of the Company’s shareholders.

The Agreement further provides that in the event the Company does not exercise this option, or the Company’s shareholders do not approve it, the Company may require Spark or David Lee to repurchase the Company’s Spark shares for $300,000. In addition, in the event that Spark discontinues operations or liquidates, David Lee is required to repurchase the shares for $300,000 within 60 days.

Symbio Group

On August 1, 2007 and August 27, 2007, the Company made strategic investments in Symbio Group (“Symbio”) of $500,000 and $400,000 for 250,000 and 200,000, respectively shares or a total of approximately 3% of Symbio Investment Corporation. Symbio is a leading China-based provider of software development, testing, and globalization outsourcing services to multinational companies. The investment is expected to establish eOn as the preferred provider of telephony and contact center solutions for Symbio’s outsourcing engagements requiring customer interaction management. eOn also gains the ability to provide Symbio outsourcing services to its customer base. This transaction is accounted for as an investment at cost.

At the time of the second investment in Symbio for $400,000, the Company received a put option from David Lee, effective beginning January 1, 2008 and expiring on January 1, 2011. The put option allows the Company to sell to David Lee a maximum aggregate of 200,000 shares of its investment in Symbio for a per share price of $2.00.

In consideration of the put option, in the event that the 200,000 shares are sold without exercise of the put option before January 1, 2011, the Company has agreed to pay David Lee 50% of the proceeds in excess of $1,000,000.

In conjunction with the purchase of these shares, David Lee was appointed to the board of directors of Symbio.

Cortelco Systems Holding Corporation

On October 25, 2007, the Company executed a non-binding letter of intent with CSHC to merge CSHC into eOn Communications Corporation. CSHC is a privately held company that designs and sells telephones in the US and Latin America. David Lee is the controlling shareholder of CSHC. The Board has appointed a special committee of independent directors to negotiate the transaction.

The letter of intent is non-binding on the parties, and several steps remain in order to acquire CSHC, including the following:

•	Negotiating and signing a definitive binding purchase agreement;

•	Obtaining fairness opinions;

•	Filing a detailed registration and proxy with the SEC; and

•	Obtaining shareholder approvals.

The Company anticipates that the transaction will close sometime in the Company’s second or third fiscal quarter, but there is no guarantee that it will close during this timeframe. The purchase is expected to be a combined stock and cash transaction with a major portion of the cash contingent on CSHC’s post acquisition earnings.

FORM 10-KSB

We have filed an Annual Report on Form 10-KSB for the year ended July 31, 2007 with the Securities and Exchange Commission. A copy of the 10-KSB is incorporated into our annual report, which has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice and to vote at the annual meeting. The financial and other information contained on Form 10-KSB is hereby incorporated by reference into this proxy statement.

Dated: November 28, 2007

THE BOARD OF DIRECTORS OF

EON COMMUNICATIONS CORPORATION

Appendix A

eOn Communications Corporation

Audit Committee Charter

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of eOn Communications Corporation (the Corporation). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Corporation. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ. The Committee shall maintain free and open communication with the independent auditors and Corporation management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Corporation’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Corporation books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year, the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

•

Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Corporation. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

•	Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

•

Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

•	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of

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Auditing Standards No. 61 and consideration of the quality of the Corporation’s accounting principles as applied in Financial Reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation’s audited financial statements in the Corporation’s Annual Report on Form 10-KSB.

•	Issuing annually a report to be included in the Corporation’s proxy statement as required by the rules of the Securities and Exchange Commission.

•

Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Discussing with a representative of management and the independent auditors:

(1)	The interim financial information contained in the Corporation’s Quarterly Report on Form 10-QSB prior to its filing,

(2)	The earnings announcement prior to its release (if practicable), and

(3)	The results of the review of such information by the independent auditors.

•	Discussing with management and the independent auditors the quality and adequacy of and compliance with the Corporation’s internal controls.

•

Discussing with management and/or the Corporation’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Corporation’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

•	Reviewing the annual management letter with the independent auditors and discuss with the independent auditors their evaluation of the Corporation’s Chief Financial Officer and financial staff.

•	Reviewing and approving fees for all audit and permissible non-audit services to be performed by the independent audit firm.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Corporation’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Corporation’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Corporation to its shareholders and others.

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C/O COMPUTERSHARE 350 INDIANA ST. SUITE 800 GOLDEN, CO 80401

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to eOn Communications Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EONCM1	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

eOn COMMUNICATIONS CORPORATION

Vote on Directors

				For	Withhold	For All	To withhold authority to vote for any individual
1.	To elect the following directors to serve for a three-year term ending upon the 2010 Annual Meeting of Stockholders or until successors are elected and qualified.			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	Nominees:	01)	Robert P. Dilworth	☐	☐	☐
		02)	David S. Lee

Vote on Proposals		For	Against	Abstain

2.	To ratify the appointment of GHP Horwath, P.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending July 31, 2008.	☐	☐	☐

The Board of Directors recommends a vote FOR the nominated directors listed above and a vote FOR the ratification of GHP Horwath, P.C. This proxy, when properly executed, will be voted as specified above. This proxy will be voted FOR the election of the directors listed above and FOR the other proposal if no specification is made.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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PROXY

2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 17, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2007 Annual Meeting of Stockholders to be held on January 17, 2008, and the Proxy Statement, and appoints David S. Lee and Stephen R. Bowling and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eOn Communications Corporation (the “Corporation”), which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the 2007 Annual Meeting of Stockholders of eOn Communications Corporation to be held at the Corporation offices located at, 185 Martinvale Lane, San Jose, CA 95119, on Thursday, January 17, 2008 at 4:00 PM local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted by the proxies in the manner set forth on the reverse side and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before the Annual Meeting or any postponement or adjournment thereof.

THANK YOU FOR VOTING